EXHIBIT 99


                            CALCULATION OF FEE


Number of Shares                                3,500,000

             (times)

Offering Price                                  x
(Rule 457(h) - calculation
is based on the average of
the high and low prices of the
Common Stock for one day on the                 $ 23.4375
New York Stock Exchange Composite               -------------
Tape For April 25, 1997   Low                  ==================
$23 1/8, High $23 3/4
Aggregate Offering Amount                       $ 82,031,250
                                                -------------
             (times)                            x

Fee Charge Pursuant to Section
6(b) of the Securities Act is                   .000303030
1/33 of 1% of the Aggregate
Offering Amount
                                                ==================

FEE                                             $ 24,857.95
                                                -------------









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